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                                                                    Exhibit 23.4

                               Consent of KPMG LLP



The Board of Directors
Tucows Inc.:

We consent to the use of our reports dated March 24, 2001, except as to note 14(a) which is as of March 27, 2001; note 14(b) which is as of April 26, 2001; note 14(c) which is as of May 8, 2001, note 14(d) which is as of June 27, 2001 and notes 2 and 4(b) which are as of July 25, 2001, related to the consolidated financial statements of Tucows Inc. as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and the period from May 4, 1999 (commencement of operations) to December 31, 1999, and June 9, 2000, related to the financial statements of the Tucows Division of Tucows Interactive Limited as of December 31, 1998 and May 3, 1999 and for the year ended December 31, 1998 and the period from January 1, 1999 to May 3, 1999, included in this Registration Statement on Form S-4 of Infonautics, Inc. and to the references to our firm under the headings "Experts" and "Selected Historical Financial Data" in the Registration Statement.


/s/ KPMG LLP


Toronto, Canada
July 26, 2001